Exhibit 99.2

FOR IMMEDIATE RELEASE

ELDORADO RESORTS, INC. ANNOUNCES PROPOSED OFFERING OF

$600 MILLION SENIOR NOTES DUE 2026

Reno, Nev. (September 6, 2018) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or the “Company”) announced today that Delta Merger Sub, Inc., a wholly owned subsidiary of ERI (“Escrow Issuer”), intends to offer $600 million in aggregate principal amount of senior notes due 2026 (the “Notes”).

The proceeds of the offering initially will be placed in escrow pending satisfaction of certain conditions, including consummation of ERI’s pending acquisition (the “Tropicana Acquisition”) of Tropicana Entertainment Inc. (“Tropicana”). Upon satisfaction of such conditions, ERI will assume Escrow Issuer’s obligations under the Notes and the indenture that will govern the Notes, and certain of ERI’s subsidiaries (including Tropicana and certain of its subsidiaries) will guarantee ERI’s obligations under the Notes.

Upon satisfaction of the escrow conditions, ERI intends to apply the net proceeds of the sale of the Notes, together with borrowings under ERI’s revolving credit facility, ERI’s cash on hand and Tropicana’s cash on hand, to (i) pay the consideration payable in the Tropicana Acquisition, (ii) repay all amounts outstanding under Tropicana’s existing credit facility and (iii) pay fees and costs associated with the Tropicana Acquisition.

The Notes will be offered to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act. The Notes will not be registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty one properties in eleven states, including Colorado, Florida, Illinois, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 22,000 slot machines and VLTs and 600 table games, and over 7,000 hotel rooms.

On April 15, 2018 the Company announced that it entered into a definitive merger agreement to acquire Tropicana Entertainment, Inc. (OTCQB: TPCA) for consideration of approximately $640 million. Upon completion of the transaction, expected to occur in the fourth quarter of 2018, Eldorado will add 7 additional properties to its portfolio taking into account announced divestitures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the timing and completion of the offering and the other financing transactions described herein and the timing and completion of the Tropicana Acquisition and our previously announced dispositions of Presque Isle Downs and Lady Luck Nemacolin (the “Dispositions”). Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. Factors that may cause actual results to vary from our expectations include our ability to obtain regulatory approvals that are required for the consummation of the Tropicana Acquisition and the Dispositions, our ability to obtain financing required to consummate the Tropicana Acquisition on terms and conditions satisfactory to us and other matters discussed documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including our reports on Form 10-K, Form 10-Q and Form 8-K. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:
Thomas Reeg	Joseph N. Jaffoni, Richard Land
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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